Exhibit 10.1

                              Revenge Marine, Inc.

 75,000 Shares of Series C Cumulative Convertible Preferred Stock $50 per Share

         Revenge Marine, Inc. (the "Company") is offering (the "Offering") 75,000 shares ("Shares") of its Series C Cumulative Convertible Preferred Stock ("Preferred Stock"), stated value $50 per share, currently trading under the symbol "BOAT" on the Nasdaq Bulletin Board. The Offering is being made to qualified investors solely by the Company's Private Placement Memorandum regarding the Offering. These materials do not constitute an offer to sell or any solicitation of an offer to buy the Preferred Stock. Such an offer is only made by the Private Placement Memorandum. The terms of the Preferred Stock are summarized in the accompanying Term Sheet.

The Company

Revenge Marine, Inc. (the "Company) is a holding company, which is moving its business model to an Internet-based electronic marketing and commerce enterprise for boating, saltwater sportfishing and marine products and other E-Commerce related services. The intended Website will be the dominant category for Internet-based information and e-commerce services targeting the boating, saltwater sportfishing and marine recreation as well as the e-commerce segment of the market, an affluent consumer population numbering up to 40 million just in the Western Hemisphere. The Website design will feature an "end-to- end" Internet e-commerce solution that seamlessly connects providers with consumers. The Website is a destination and community site oriented to online commerce with revenue from catalog retailing, advertising, direct marketing and promotion, online travel promotions, and a unique marine craft brokering and auctioning business, called the "Virtual Marina".

The Website's instructional and entertainment value for boating and fishing combined with the product and service offerings will provide an online environment with a comprehensive revenue mix that is more appealing to the target upscale and affluent boating and saltwater marine enthusiasts than current competitors on the World Wide Web.

The Company will operate the Website as an intermediary for the products and services through strategic partnerships and alliances with industry leaders. The Company has market brand recognition and certain marketing relationships through which it expects enthusiastic participation from leaders in sportfishing and marine-related manufacturing, distribution, reselling, and services. The Company is building key support from Internet and other media entities seeking outlets in the burgeoning Internet market, and from major Internet players with the technology and markets to compliment the niche market attraction. Prospective users will come to the Website for the content and community interest in sportfishing and marine recreation. The Website will keep its visitors tuned in by combining content, community, and commerce in a comprehensive Internet presence oriented to the lifestyle of the affluent saltwater sportfishing and marine population of the Western Hemisphere. The Company plans to launch the new Website early in 2000. The timing is designed to take full advantage of the emerging perfection of Internet


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technologies for secure e-commerce transactions, a critical component to produce mainstream confidence in the continuing surge in Internet consumer purchasing and merchandiser advertising. Through very focused marketing programs, both online and offline, the Company will achieve revenue and earnings objectives through a multi-threaded approach to e-commerce. It will offer exclusivity, sophistication, simplicity, and richness of presentation as an attraction to membership. It will grow the member base and draw revenue from e-commerce commissions and fees on goods and services, travel packages and promotions, advertising, Website hosting fees from vendors, and specialty offline programs such as workshops, seminars, and schools for sportfishing and boating.

Products and Services

Membership

In the short and robust history of the Internet, subscription membership remains a very common method for Websites to enhance revenue by "selling" Website visitors into their "clubs." The Company's membership will offer the means to obtain priority treatment over the casual. The visitor verses member differentiation model is a tool to create and enhance brand loyalty, while giving another tier of service to the paying subscriber. All visitors will enjoy free access on the site, where they can enjoy content and make purchases openly and freely with no greater obligation than a non-fee bearing "registration". Progressively, the Company envisions a "Members Only" area with restricted content and specialization. Membership is important for brand loyalty and audience development; so, membership is less a revenue source contributing to profitability and is more a source for recurring marketing dollars.

Business to Business E-commerce

Web Hosting for Vendors

The concept of hosting Web services for prospective vendors takes advantage of the fact that the sportfishing and marine recreation industry is highly fragmented. It is made up of small manufacturers and service providers that are not advanced Internet users. Ironically, while the Internet connectivity of boating and fishing in general is five times the national average for the general population, only a fraction (less than 10%) of the fishing and marine recreation business are cyber-connected with their selling, buying, or supplying activities. Those with an Internet presence manage with unsophisticated, static "brochure-ware" Websites with e-mail response capability. The Company will fill this gap between its Website visitors and the vendors by providing the sell, buy, and supply electronic commerce capability. The service can be as small as Website hosting with a modest merchant shopping system or it can be an enterprise solution supporting front-end selling, merchant and billing, and supply-chain and back-office solutions. The vendor can be an extension of the Website or an independent Internet presence. For service providers like the charter captains and guides, the Company can offer an economical Web presence with e-mail, online reservation services, content submission capability, and enhanced marketing. This under-served population is dependent on "renting out" their services for a livelihood. The Company will provide these independent business people with a Web-based business capability in order to connect them electronically to a population that can refresh their regular customer base and even expand it.

This "web page hosting" technique, when combined with free online classified (yellow-page) listings, and e-mail consumer feedback loops, will help keep Revenge Website visitors onsite, and, more importantly, it will link buyers and sellers together in an immediate and dynamic way.


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The long-term potential for the business-to-business activity remains an unknown. The Company will keep this option in front of its vendors. As the Internet continues its penetration in the business world, the opportunity to capitalize on this offering is enormous in an industry of $100 plus billion dollars.

Marketing Agreements

Revenge Marine is currently negotiating marketing agreements with a number of the leading manufacturers of marine craft and is developing additional such agreements. The basis of the relationship permits Revenge to promote and sell the manufacturers' product lines through the Virtual Marina and other Website venues. These agreements are a source of revenue from marketing fees as well as commissions from the boat brokering activity. The relationships are an important factor in the overall Internet strategy. In the highly fragmented marine recreation industry the Company's e-commerce heralds the prospect of becoming a major aggregator of business-to-business and consumer-to-business activity in the industry.

Consumer to Business E-commerce

Catalog Sales

A growing segment of e-commerce consists of online catalog selling.1 Major catalog retailers, such as Lands' End, Orvis, and Eddie Bauer, all recently reinvigorated their presence on the Web. The Company believes that it can establish and maintain its own catalog sales presence. The Company plans a specialty mini-catalog in conjunction with third parties to directly sell goods with tiered pricing: (1) regular "discount" pricing; (2) promotional discounts, based on incentives from the suppliers; and (3) special discounts and promotions for member. This is an approach to create a "Sky Mall" style catalog enterprise online for small specialty vendors selling custom or unique product to the upscale consumer.

Online shopping will also have a technology convention permitting a catalog style representation of merchandise by class with the ability to specify product by selection criteria -- particularly advertisers' products. This technology transacts business directly with the manufacturer or distributor using "shopping- bots" to get product information and best price for the product from available online merchants. The Company's Webpage design would support online consummation of the sale for the customer. This would permit Revenge Website visitors to "get the best deal" without having to stumble through what for many must seem like the "maze" of the Internet, looking for either the product or service, or the best price. Further, the Company intends to carry no physical inventory and may not even have the burden of the transaction fees incurred from credit cards or similar payment methods, like cyber cash or online bank checking. The Company will realize sales commissions at pre-negotiated rates from each transaction and will net the commissions immediately and dynamically to its bank account, as quickly as the customer's transaction is approved and the order is posted. The Company will begin with its online catalog as part of its initial offering for vendors utilizing its custom search engine.

Commissions & Fees

--------
1 Surveys of catalog activity verse storefront retailing on the Internet by Forrester Research in its report dated December of 1999 revealed that catalog sales account for 56% of the online business.


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The Company also will develop alliances with travel services, ISP services, purveyors of leisure time goods, and various suppliers that organize recreational trips, such as marinas, lodging facilities, charter services, and outfitters. In return for furnishing such parties an additional Internet venue from which to furnish their goods and services, the Company will negotiate commission arrangements. By late-year 2000, the Company believes that these fees and commissions as part of the overall consumer-to-business revenues will constitute the largest income potential for the company. The idea is that advertising costs are inversely related to the volume of fees and commissions for transactions generated through the Website. The higher the fees and commissions, the lower the advertising costs. Offering vendor partnerships and anchor sponsorships with preferential opportunities to sell goods or services will mean the prospect for more vendors and greater volume sales to site visitors. Simply, the more visitors transacting business through the Website, the more vendors in this industry will desire to have access to the Company's visitors. This will create vendor competitiveness for the available sponsorships, increasing the percentage rate on commissions and fees, as well as on the price of advertising.

The objective is to build the customer-centric model wherein the consumer through self-profiling and search engine requests dictates the level of opportunity for vendors. This will help the Company to target lifestyle goods and services that best meet the interest and needs of the customer. Ideally, the higher the correlation between interests and vendor offerings, the higher the level of purchasing, and the greater the share of the customer's wallet.

A separate commerce activity in this arena is consumer lending products and online banking. The Company is developing a relationship to offer through a major financial institution such financial products and services as marine financing, personal lines of credit, equity and mortgage financing, a credit card or affinity card,2 and online banking services. This business is to be critical as the Company expands into its destination markets with real estate (vacation and 2nd homes) and large marine craft (boats above 22 feet AOL).

Advertising

The Company will sell advertising on its Website to suppliers of lifestyle commodities serving the sportfishing, boating and marine recreation world. The ability to sell sponsorship "virtual space" at given prices depends on the Website traffic, and more importantly the average time a set of a visitor's eyeballs is on the Website. The business is to create eyeball value on the Website with its content, community, and commerce.

Promotions

The Company considers that "branding" its name and its "cause" will open prospects for additional merchandising. Some opportunities may come with memberships, others from the eventual maturation of the Website's "customer share" on the Internet.

There could be the occasion to create a television broadcast fishing program that could have popularity not unlike a "Click and Clack" of National Public Radio Car-talk fame. With the Web as the tool, such a notion

--------
2 The affinity card is becoming a growing offering from Internet companies. This is a personalized credit card (VISA or MasterCard) customized for the business.


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could mean "online chat forums", eventually offering online streaming audio and video (i.e., real-time - in effect. live action) and photos of fishing and boating experiences and specialty trips. Late in 2000, the Company will introduce an "exchange." This is a medium for buyers and sellers to interchange merchandise in a controlled selling environment. The expectation is to create a forum for selling used fishing and marine goods, including marine craft. The system would provide an intermediary to escrow payments until merchandise is received in an acceptable form. The Company would charge a fee for placing an item in the exchange and a percentage of the sale price on closing the sale. The Company would facilitate validation of the character and quality of merchandise, including proper inspections and valuation of goods. This would also take advantage of the financial services offerings from the Company, particularly for marine craft.

Virtual Marina

The Company has an innovative marketing and customer service program for the marine recreation market. With its portfolio of Internet marketing arrangements and inducements for individuals to sell pre-owned marine craft consumers would have a one-stop enhanced business model to shop, purchase, finance, insure, and maintain marine craft. Through its virtual marinas, on-line customer service enhancements, information clearinghouse databases and overall function as a marine market portal, Revenge Marine will become the resource for recreational boating and will capitalize on this position to increase its market share and growth. A critical component is actual brokering of boats in value greater than $50,000 and up to $2,000,000. The company will realize commissions and fees from each of the transactions associated with the marine craft buying and ownership. The proposition is to expand the enterprise into a Marine Portal -- an online community where boat owners, enthusiasts, and shoppers can come together, share their knowledge and experience and quickly and easily find marine-related information or purchase marine parts and accessories.

Market

Based on industry surveys and its own analysis, the Company's target industry markets are experiencing high and accelerating growth rates and that these growth rates will continue to accelerate over the next three to five years. The Company's markets are twofold and will be intertwined through its Website. The first is the Internet - more particularly several e-commerce trends within the Internet. The second is sportfishing, boating and the panoply of goods and services that are directly and indirectly related to the marine recreation industry, or more aptly defined "leisure time lifestyle." Not nearly as recognized, but with far more participation, the recreational water sports business -- particularly fishing and boating -- exceeds golf in new growth annually. Worthy of further note is the fact that fishing and boating outstrips golf four to one as the activity of choice for a family outing.

Growth rates in Internet activity tended to exceed 100% per year.3 The Company believes that this growth, combined with the angler propensity to use the Internet much more than most, will convert trend-line demand growth rates associated with boating and sportfishing and boating i.e. 9% compounded annually, into much higher growth for Revenge 's e-commerce. In addition, the Website expects to hold the guest or member with enticing and entertaining content that reaches beyond fishing and boating to other personal lifestyle interests.

--------
3 Source: eStats Internet growth survey December 1998 (cited in website statistical report in February 1999).


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The baby-boomers are driving the growth phenomena on the Internet and within the sportfishing/boating and marine recreation industry. From now though 2005 the boomer and post-boomer population will peak in the late 40s to 50+ age group, which is by all estimates the group having the most disposable income and drive to capitalize on leisure time. The population, whose socio-economics qualify them as a prospective customer for the Company, will represent 15 to 20 million people in the Western Hemisphere by 2003.



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                              Revenge Marine, Inc.

 75,000 Shares of Series C Cumulative Convertible Preferred Stock $50 per Share

                              Term Sheet



                  Issuer                                 Revenge Marine, Inc., a Nevada corporation.

                Securities                               75,000 shares of Series C Cumulative Convertible
                                                         Preferred Stock, stated value $50 per share.

              Offering Price                                            $50 per share.

                 Dividend                             Cumulative annual dividend of 10% of stated value.

                Conversion                              On closing of $5,000,000 or greater secondary
                                                         public offering (the "Secondary Offering"),
                                                        Preferred Stock converts into Common Stock at
                                                            30% discount to public offering price.

                                                      Anytime at the Holders option the Preferred Stock
                                                       converts into Common Stock at a 30% discount to
                                                        the bid price of Common Stock on Nasdaq Bulletin
                                                                            Board.

            Registration Rights                       Issuer will register conversion shares in Secondary
                                                      Offering. Shares are subject to a 180-day lock up.

          Liquidation Preference                     Holders of Preferred Stock are entitled to receive a
                                                    distribution on liquidation equal to the stated value
                                                      of their Preferred Stock prior to any distribution
                                                             made to the holders of Common Stock.

               Voting Rights                                                None.


                                          Revenge Marine, Inc.

                                         Selected Financial Data

Income Statement Data:


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                                             Inception             Nine months
                                              through                ended
                                           June 30, 1998         March 31, 1999
                                           -------------         --------------
Revenue                                        142,286              4,864,874
Cost of goods sold                            (124,352)            (3,025,716)
Gross profit                                    17,934              1,839,158

Operating loss                                (294,106)            (2,308,739)

Net loss                                      (318,932)              (469,581)
Net loss per common share                        (0.07)                 (0.03)



Balance Sheet Data:


                                          June 30, 1998
                                          -------------
Current assets                                 339,901
Fixed assets                                   239,420
Other assets                                 2,416,483
Total assets                                 2,995,804

Current liabilities                            314,479
Long term debt                                       0
Stockholders equity                          2,681,325
Total liabilities and stockholders equity    2,995,804

Common stock outstanding                     6,675,720




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                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

INFORMATION, REPRESENTATIONS AND FORWARD LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO REVENGE MARINE, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE APPENDIX A, ENTITLED RISK FACTORS AND ATTACHED HERETO.

         This Agreement is made as of ______________, 1999 between Revenge Marine, Inc., a Nevada corporation (the "Company" or "Revenge") and the entity whose signature appears at the end of this agreement (the "Purchaser").

                                    SECTION 1

               Authorization and Sale of Series C Preferred Stock

         1.1 Authorization of Series C Preferred Stock. Revenge has authorized the sale and issuance of up to Seventy Five Thousand shares of its Series C Preferred Stock (the "Series C Preferred"), hav ing the rights, preferences, privileges and restrictions set forth in a resolution to be adopted by Revenge's Board of Directors and attached hereto as Exhibit A (the "Board Resolution") prior to acceptance by Revenge of this Agreement. The Series C Preferred is to be sold in units of Ten (10) shares of Series C Preferred. The shares of Series C Preferred to be sold hereunder are collectively referred to as the "Shares."

         1.2 Sale and Dividends of Series C Preferred. Subject to the terms and conditions hereof, on the Closing Date (as defined below) Revenge will issue and sell to Purchaser, and Purchaser will purchase at a purchase price of Five-Hundred Dollars ($500) per unit from Revenge, ____ units of Series C Preferred, each unit containing Ten (10) shares of Series C Preferred. According to Exhibit A, the Series C Preferred is entitled to a 10% cumulative dividend per year. At the time of Conversion of the Shares, any accrued but unpaid dividends shall be added to the Conversion Rate as elaborated in Section 7 hereof.

                                    SECTION 2

                             Closing Date; Delivery

         2.1 Closing Date. The closing of the purchase and sale of shares of the Series C Preferred hereunder (the "Closing") shall be held at the offices of Revenge Marine, Inc., 2051 NW 11th St., Miami, FL 33125, on November 20, 1999, or at such other time and place upon which Revenge and the Purchaser shall agree (the date of such Closing is hereinafter referred to as the "Closing Date").

         2.2 Delivery. At the Closing, Revenge will issue and deliver to Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing the Shares to be


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purchased at such Closing against payment of the purchase price therefor, by check or wire transfer payable to Revenge.

                  SECTION 3

                                  Representations and Warranties of Revenge

         Revenge hereby represents and warrants to the Purchasers as follows:

         3.1 Organization and Standing; Articles and Bylaws. Revenge is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. Revenge has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Revenge is qualified to do business as a foreign corporation in any jurisdiction in which failure to qualify would have a material adverse effect on Revenge's business. Revenge has furnished Purchasers with true and complete copies of its Restated Articles and Bylaws in effect as of the date hereof.

         3.2 Corporate Power. Revenge will have prior to the Closing Date all requisite legal and corporate power to execute, deliver and perform this Agreement and to sell and issue and deliver the Shares hereunder, to issue and deliver the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

         3.3 Capitalization. The authorized capital stock of Revenge consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Immediately prior to the Closing, the issued and outstanding stock of Revenge shall consist of no more than 20,000,000 shares of Common Stock, including shares of common stock issuable upon exercise of outstanding warrants and options and shares of common stock issuable upon conversion of preferred stock. All such issued and outstanding shares will have been duly authorized and validly issued, fully paid and nonassessable. The Series C Preferred shall have the rights, preferences, privileges and restrictions set forth in Exhibit A to this Agreement. There are or may be issued options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but un-issued shares of the capital stock or other securi ties of Revenge or agreements or understandings with respect thereto. Revenge is not a party or subject to any agreement or understanding, and, to Revenge's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of consents with respect to any security or by a director of Revenge. Revenge is under no duty to redeem or repurchase any shares of any class or series of its capital stock. All of the outstanding shares of Revenge were issued in compliance with all applicable Federal and state securities laws.

         3.4 Authorization. All corporate action on the part of Revenge, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Revenge, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) and the performance of Revenge's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement when executed and delivered by Revenge, shall constitute the legal, valid and binding obligation of Revenge, enforceable against Revenge in accordance with its respective terms, subject to laws of general application relating to bank ruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.


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         3.5 Validity of Shares. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances, and the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued and delivered in compliance with the provisions of the Restated Articles will be duly and validly issued and will be fully paid and non- assessable and free and clear of all liens and encumbrances and restrictions on transfer other than as set forth in this Agreement, provided, however, that the Shares (and the Common Stock issuable upon conversion of the Shares) may be subject to restrictions on transfer under state and/or federal securities laws. Except as set forth herein, there are no outstanding rights of first refusal or preemptive rights applicable to the Shares.

         3.6 Title to Properties and Assets; Liens, etc. Except as indicated in Appendix A hereto, entitled Risk Factors, Revenge has good and marketable title to all its properties and assets, and is in compliance with the lease of all material properties leased by it, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. Except as indicated in Appendix A hereto, entitled Risk Factors, Revenge is not in default under or in breach of any provision of its leases, and Revenge holds valid leasehold interests in the properties which it leases. Except as indicated in Appendix A hereto, entitled Risk Factors, no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Revenge under any such lease or agreement or, to Revenge's knowledge, by any party thereto. Revenge's properties and assets are in good condition and repair, ordinary wear and tear excepted, in all material respects.

         3.7 Material Contracts and Commitments. Purchasers are satisfied that they have been sufficiently informed by Revenge of all agreements, contracts, indebtedness, liabilities, and other obliga tions to which Revenge is a party or by which it or its assets are bound. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available by Revenge to the Purchasers.

         3.8 Compliance with Other Instruments. Except as indicated in Appendix A hereto, entitled Risk Factors, Revenge is not in violation of any term of its Restated Articles or Bylaws, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge is not in violation of any order, statute, rule or regulation applicable to Revenge. No want or failure of performance has occurred which, with the passage of time or giving of notice, would constitute such a material violation. The execution, delivery and performance of and compliance with this Agreement and the issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares), have not resulted and will not result in any violation of, or conflict with, or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, restriction, encumbrance or charge upon any of the properties or assets of Revenge; and there is no such violation or default which materially and adversely affects the business of Revenge or any of its properties or assets.

         3.9 Litigation, etc. Except as indicated in Appendix A hereto, entitled Risk Factors ,there are no (i) actions, suits, claims, proceedings or investigations pending or, to Revenge's knowledge, threatened against or affecting Revenge or its properties before any court or governmental agency,
(ii) arbitration proceeding relating to Revenge pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to Revenge's knowledge, threatened against or affecting Revenge, which, either in any case or in the aggregate, might result in any material adverse change in the


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business, prospects, financial condition, affairs, operations or equity ownership of Revenge or any of its properties or assets, or in any material impairment of the right or ability of Revenge to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of Revenge, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith. Revenge is not a party or subject to the provisions of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by Revenge currently pending or that Revenge intends to initiate. Revenge is not in default with respect to any order, writ, injunction or decree known to or served upon Revenge of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         3.10 Employees. To Revenge's knowledge, no employee of Revenge is or will be in violation of any judgment, decree or order of any court or administrative agency, or any term of any employment contract or any other contract (including without limitation any covenant not to compete) or agreement relating to the relationship of any such employee with Revenge or any other party because of the nature of the business conducted or to be conducted by Revenge or to the utilization by the employee of such employee's reasonable efforts with respect to such business. Revenge does not have any collective bar gaining agreements covering any of its employees. To Revenge's knowledge, no employee, consultant or officer has taken, removed, or made use of any proprietary documentation, manuals, products, materials, or any other tangible items from the employee's previous employers relating to Revenge's business.

         3.11 Governmental Consents, etc. No consent, approval, order or authorization of or designation, declaration or filing with any state or federal governmental authority or any other third party on the part of Revenge is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the applicable Blue Sky laws, of the offer and sale of the Shares (and the Common Stock issuable upon conversion of the Shares), which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

          3.12 Offering. Based in part upon the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement (and the issuance of the Common Stock to be issued upon conversion of the Shares) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

         3.13 Disclosure. No statement by Revenge contained in this Agreement and the exhibit attached hereto, or in any certificate furnished or to be furnished to the Purchasers pursuant hereto, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3.14 Brokers or Finders. Revenge has agreed to pay a minimum commission of 6% on sales of the Shares and has agreed to pay a commission of up to 10% on sales of the Shares. No commissions will be paid to any officer or director of Revenge in connection with sales made directly by such an officer or director.


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         3.15 Permits. Except as indicated in Appendix A hereto, entitled Risk
Factors, Revenge has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Revenge, and Revenge believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Revenge is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         3.16 Financial Statements. Revenge will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. Any financial statements that the Purchaser has been provided in connection with this Agreement ("Financial Statements") are prepared in accordance with generally accepted accounting principles and, to the best knowledge of Revenge, fully, fairly and accurately represent the financial condition of Revenge for the period that is covered therein.

         3.17 Material Liabilities. Except as indicated in Appendix A hereto, entitled Risk Factors and except as set forth in the Financial Statements, Revenge has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in Financial Statements prepared in accordance with generally accepted accounting principles and which are not material.

         3.18 Taxes. Revenge has filed all tax returns and reports required to be filed by it, such returns and reports were true, correct and complete, and Revenge has paid all taxes shown to be due by such returns and reports as well as all other taxes, assessments and governmental charges which have become due or payable (together with any interest, penalties, additions to tax and additional amounts with respect thereto), including without limitation all taxes which Revenge is obligated to withhold from amounts owing to employees, creditors and third parties. Revenge has not requested any extension of time within which to file any tax return or report which return or report has not been filed. The reserves for taxes in the Financial Statements are sufficient for the payment of all unpaid taxes (whether or not currently disputed) which are or may be incurred with respect to the period (or portions thereof) ended on the date of the Financial Statements and for all years and periods ended prior thereto. The Federal income tax returns of Revenge have never been audited by the Internal Revenue Service ("IRS") or any other taxing authority. No (I) deficiency assessment with respect to, (ii) proposed adjustment of or (iii) examination or other administrative or court proceeding with respect to, Revenge's taxes is pending or, to the best of Revenge's knowledge, threatened. To the best of Revenge's knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for taxes with respect to periods which have not been audited by the IRS or other taxing authority. There is no tax lien outstanding against the assets, properties or business of Revenge. Neither Revenge nor any of its stockholders has ever filed
(a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that Revenge be taxed as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

         3.19 Offering of Shares. Neither Revenge nor any person authorized or employed by Revenge as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of Revenge similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither Revenge nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of Revenge under circumstances which might require the integration of such security with the Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

         3.20 No Violation, etc. Revenge is not (i) in violation of its Restated Articles or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to Revenge or of any decree of any court of governmental agency or body having jurisdiction over Revenge, except for such violations that would not have a material adverse effect, or (ii) in default in the performance of any obligation or agreement contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which Revenge is party or by which it or any of its properties may be bound, except for such defaults that would not have a material adverse effect and no event has occurred, and no condition or state of facts exists of which Revenge is aware, which, with the passage of time or the giving of notice or both, would constitute such a material default.

         3.21 Compliance with Laws. Except as indicated in Appendix A hereto, entitled Risk Factors, Revenge has complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and any other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject and any undertakings of Revenge to any of the foregoing, to the extent that non compliance would have a material adverse effect on Revenge. Revenge has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations and orders, ordinances, other laws or undertakings. Without having conducted any specific research or investigation, to Revenge's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions with respect to such matters which, if adopted, would materially adversely affect Revenge.

         3.22 ERISA. Neither Revenge nor any ERISA Affiliate maintains, contributes or has any liability (contingent or otherwise) with respect to a plan (including a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Code. All employee benefit plans and arrangements (regardless of whether such plans or arrangements are covered by ERISA) maintained by or contributed to by Revenge or any ERISA Affiliate are in material compliance with all applicable law, including any reporting requirements. Revenge does not have any liability (contingent or otherwise) with respect to retiree or retiree death benefits. Neither Revenge nor any other person, including any fiduciary, has engaged in any transaction, prohibited by Section 4975 of the Code or Section 406 of ERISA which could subject Revenge, or any entity that Revenge has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. The transactions contemplated by this Agreement will not involve any transactions prohibited by Section 406 of ERISA or in
Section 4975 of the Code.

         For purposes of this Section and Section 7.9, (a) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time; (b) "ERISA Affiliate" shall mean any entity required to be aggregated with Revenge or any subsidiary under Sections 414(b), (c), (m) or (o) of the Code; and (c), "Multiemployer Plan" shall mean a plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.


         3.23     Environmental.

                  (a) Except as indicated in Appendix A hereto, entitled Risk Factors, Revenge is in compliance in all material respects with all Environmental Laws and has obtained all environmental licenses, permits, approvals, registrations and authorizations (federal, state and local) material to Revenge's business.

                  (b) Except as indicated in Appendix A hereto, entitled Risk Factors, No governmental or private action, suit or proceeding to enforce or impose liability under any Environmental Law is pending or, to Revenge's knowledge, threatened against Revenge and, to Revenge's knowledge, no lien has been created on any real property owned or leased by Revenge relating to Revenge's business, under any Environmental Laws.

                                    SECTION 4

           Representations, Warranties and Covenants of the Purchaser

         Each of the Purchasers hereby represents, warrants and covenants, severally and not jointly, to Revenge with respect to the purchase of the Shares as follows:

         4.1 Experience; Risk. The Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the purchase of the Shares pursuant to this Agreement and of protecting the Purchaser's interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. The Purchaser is experienced in evaluating and investing in new companies such as Revenge.

         4.2 Restricted Securities. The Purchaser understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares, will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from Revenge in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

         4.3 Access to Data. The Purchaser has had an opportunity to discuss Revenge's business, management and financial affairs with Revenge's management and the opportunity to review Revenge's facilities and has received all information requested from Revenge regarding the investment in Revenge.

         4.4 Authorization. The Purchaser represents that it has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement and this Agreement when executed and delivered by the Purchaser will constitute legal, valid and binding obligation of the Purchaser, enforceable in accordance with its respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.5 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby.

         4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

             (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (b) The Purchaser shall have notified Revenge of the proposed disposition and shall have furnished Revenge with a statement of the proposed disposition, and if reasonably requested by Revenge, such Purchaser shall have furnished Revenge with an opinion of counsel, reasonably satisfactory to Revenge, that such disposition will not require registration under the Securities Act.

         4.7 Legends. It is understood that each certificate representing the Shares, and the shares of Common Stock issuable upon conversion of the Shares, and any securities issued in respect thereof or exchange therefor shall bear legends in the following forms (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO REVENGE THAT SUCH REGISTRATION IS NOT REQUIRED."

         4.8 Conversion Schedule. Notwithstanding any other portion of this Agreement or any other contractual right granted prior to or contemporaneously with this Agreement, Purchaser covenants, agrees and warrants not to sell, transfer or dispose of any Conversion Shares (as defined below) except according to the following schedule: Except under specific exclusion with Revenge marine or from the date of effectiveness of a Registration Statement filed in accordance with Section 7 of this Agreement, Purchaser may not sell the Conversion Shares for a period of 180 days after effectiveness of such a Registration Statement.

         4.9 Repurchase Right. Purchaser agrees to sell the Shares or Conversion Shares to Revenge or an assignee of Revenge at any time, upon written demand by Revenge, for 130% of the price Purchaser paid for such Shares or Conversion Shares (the "Repurchase Price"), plus applicable accrued but unpaid Dividends, as defined herein. The Purchaser must tender the Shares or Conversion Shares to Revenge, along with any necessary consents or signatures thereto, immediately upon payment by Revenge to Purchaser of the Repurchase Price. This Repurchase Right shall extend to any subsequent purchasers of the Shares or Conversion Shares. This Repurchase Right shall expire at 5:00 PM on the Pre-Effective Date (as defined in Exhibit A hereto).

                                    SECTION 5

                       Conditions to Closing of Purchaser

         The Purchasers' obligation to purchase the Shares at the Closing is, at the option of the Purchasers, subject to the fulfillment on or prior to such Closing Date of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by Revenge in Section 3 hereof shall be true and correct in all material respects when made (except those representations and warranties qualified by materiality, which shall be true and correct in all respects), and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of said date.

         5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Revenge on or prior to the Closing Date shall have been performed or complied with in all respects.

         5.3 Blue Sky. Revenge shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares, and the Common Stock issuable upon conversion of the Shares.

         5.4 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by Revenge in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         5.5 No Litigation Threatened. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         5.6 Approvals and Consents. Revenge shall have obtained all necessary and required approvals and consents with regard to the Agreement and the Stockholders Rights Agreement, and the issuance, sale and delivery of the Shares, from (a) foreign and domestic (whether federal, state or local) governmental or regulatory bodies or agencies and (b) lessors or other third parties pursuant to leases, mortgages, contracts, agreements, permits or licenses necessary for the performance of Revenge's obligations hereunder.

         5.7 No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, or prohibit or restrict the consummation of the transactions contemplated herein.

                                    SECTION 6

                        Conditions to Closing of Revenge

         Revenge's obligation to sell and issue the Shares at each Closing is, at the option of Revenge, subject to the fulfillment of the following conditions:

         6.1 Representations. The representations made by the Purchasers in
Section 4 hereof shall be true and correct in all material respects when made (except those representations and warranties qualified by materiality, which shall be true and correct in all respects), and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of said date.

                                    SECTION 7

                              Covenants of Revenge

         Revenge covenants and agrees with each of the Purchasers that so long as any of the Shares are outstanding:

         7.1 Corporate Existence. Revenge shall maintain its corporate existence, rights and franchises in full force and effect.

         7.2 Conversion. The Shares, plus applicable Dividends convert at a 30% discount to the Secondary Offering price per share. If the Secondary Offering does not occur by November 15, 2000, the Shares convert at the then applicable bid price, as elaborated below. In accordance with Exhibit A attached hereto, the Shares shall be converted to into shares of Common Stock of Revenge, $0.001 par value per share, at a conversion rate of a 30% discount to the price which Revenge sells shares to the public in its Secondary Offering, as defined below, determined according to the following formula: The total amount Purchaser paid for the Shares, plus any accrued but unpaid dividends ("Dividends"), as defined below, multiplied by Seventy percent of the price per common share in the Secondary Offering. In the event that the Secondary Offering does not occur by November 15, 2000, the conversion rate above shall apply, substituting the price per common share in the Secondary Offering with the then applicable ten day trailing average bid price for common stock of Revenge as quoted on the OTC bulletin board. Shares of the Common Stock issuable on conversion of the Series C Preferred Stock (the "Conversion Shares") shall be delivered to the Purchaser within 5 days of the conversion thereof.

         7.3 Reserve for Conversion Shares. Revenge shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares or otherwise to comply with the terms of this Agreement, Revenge will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. Revenge will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares.

         7.4 Registration Rights. Revenge covenants to cause to be filed with the Securities and Exchange Commission (the "SEC")and any applicable state authorities a Registration Statement under the Securities Act of 1933 registering the Conversion Shares, subject to the conditions contained in this

Section 7.4. The Registration Statement shall be filed by November 15, 2000. The Registration Statement may occur in the context of an underwritten sale of shares of common stock in Revenge with aggregate net proceeds to Revenge of at least $5,000,000 ("Secondary Offering"). All expenses related to the filing of the Registration Statement shall be borne by Revenge. The Purchaser and Revenge shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary to effect such registration. Revenge shall use its good faith diligent efforts to cause such Registration Statement to become effective as soon as practicable thereafter. Such good faith diligent efforts shall include, but not be limited to, prompt response to all comments received from staff of the SEC, providing Purchaser with a contemporaneous copy of all written communications to and from the staff of the SEC and promptly preparing and filing amendments to such Registration Statement which are responsive to the comments received from the staff of the SEC. Immediately upon the Registration Statement being declared effective by the SEC, Revenge shall cause to be issued to the Purchaser such Conversion Shares, free from any transfer restrictions except as contained in the Conversion, to be sold by the Purchaser according to the Conversion Schedule. Revenge shall cause the Registration Statement to remain effective for 120 days after the effective date of the Registration Statement.

         7.5 Properties, Business, Insurance. Revenge shall maintain as to its properties, and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by Revenge to be sufficient. Revenge shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

         7.6 Inspection, Consultation and Advice. Revenge shall permit the Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of Revenge, discuss the affairs, finances and accounts of Revenge with its officers, employees and public accountants (and Revenge hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of Revenge as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice.

         7.7 Restrictive Agreements Prohibited. Revenge shall not become a party to any agreement which by its terms restricts Revenge's performance of this Agreement.

         7.8 Compliance with Laws. Revenge shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         7.9 Keeping of Records and Books of Account. Revenge shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Revenge, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                                    SECTION 8

                                  Miscellaneous

         8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada.

         8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         8.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and adminis trators of the parties hereto.

         8.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated solely by a written instrument signed by Revenge and the holders of at least two-thirds (66 2/3%) of the Common Stock issued or issuable upon conversion of the Shares held by the Purchaser.

         8.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise de livered by hand or by messenger, addressed (a) if to the Purchaser, at the address set forth on the signature page hereto or at such other address as shall have furnished to Revenge upon not less than 10 days notice in writing, or (b) if to Revenge, at the address of its principal office and addressed to the at tention of the President or at such other address as Revenge shall have furnished to the Purchasers upon not less than ten (10) days notice in writing.

         8.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of Revenge under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         8.9 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transaction shall be consummated.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and date set forth above.

"COMPANY"                       Revenge Marine, Inc.
                                a Nevada corporation


                                By:   /s/ William C. Robinson
                                       ----------------------------------------
                                          William C. Robinson
                                          President and Chief Executive Officer



"PURCHASER"


                                By:   /s/
                                      ------------------------------------------

                                    Exhibit A

                              REVENGE MARINE, INC.


                               Board of Directors

                           Written Consent Resolution

This resolution by written consent of the Board of Directors of Revenge Marine, Inc., a Nevada corporation, is adopted pursuant to Nevada law by all of the directors of the corporation this 30th day of September, 1999.

WHEREAS, the corporation wishes to designate 75,000 shares of its authorized preferred stock as Series C Preferred Stock; and

WHEREAS, the corporation wishes to designate the rights and preferences of the Series C Preferred Stock as permitted by Nevada law; and

WHEREAS, the Board of Directors wishes to authorize the sale of 75,000 shares of its Series C Preferred Stock under terms and conditions contained in that certain Series C Preferred Stock Purchase Agreement attached hereto as Exhibit A and as further modified by the officers of this corporation at their discretion;

Be it therefore RESOLVED by the directors of this corporation that 75,000 of the authorized preferred stock of this corporation be hereby designated as Series C Preferred Stock, with the attendant rights and preferences thereto as authorized by the board of directors; and

Be it further RESOLVED by the directors of this corporation that the rights and preferences of the Series C Preferred Stock shall be designated and adopted by the board of directors as follows:

(1) Dividend Provisions: The holders of the Series C Preferred Stock (the "Preferred") shall be entitled to receive cumulative dividends when, as, and if declared by the Board of Directors at the rate of ten percent (10%) per annum. No dividends shall be declared or paid on the Common Stock ("Common") unless at the same time an equivalent dividend (on an as-converted basis) is declared or paid with respect to the Preferred, in addition to the cumulative dividend set forth above.

(2) Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of the Preferred shall be entitled to receive in preference to the holders of Common an amount equal to $50.00 per share of Preferred plus any declared but unpaid dividends thereon. In the event the assets available for distribution to the holders of the Preferred shall be insufficient to pay in full the aforesaid amounts, such assets as are available shall be distributed to such holders in proportion to the full amount each holder is entitled to receive. After payment is made to the holders of the Preferred as set forth, the Common shall receive the remaining assets. An acquisition of the Company by means of merger or sale of assets shall be deemed to be a liquidation for the purposes of this liquidation preference.

(3) Conversion: The Preferred shall convert at a 30% discount to the\ Secondary Offering price per share for common stock of Revenge, as defined below. If the Secondary Offering does not occur by November 15, 2000, the Shares convert at the then applicable bid price, as elaborated below. The Preferred shall be converted to into shares of Common Stock of Revenge, $0.001 par value per share, at a conversion rate of a 30% discount to the price which Revenge sells shares to the public in its Secondary Offering, as defined below, determined according to the following formula: The total amount the purchaser of the Preferred paid for the Shares, plus any accrued but unpaid dividends multiplied by Seventy percent of the price per common share in the Secondary Offering shall equal the number of common shares issuable upon conversion of the Preferred ("Conversion Rate"). In the event that the Secondary Offering does not occur by November 15, 2000, the Conversion Rate above shall apply, substituting the price per common share in the Secondary Offering with the then applicable ten day trailing average bid price for common stock of Revenge as quoted on the OTC bulletin board. Shares of the Common Stock issuable upon conversion of the Preferred (the "Conversion Shares") shall be delivered to the Purchaser within 5 days of the conversion thereof. The Preferred shall convert into shares of Common subject to adjustment as provided in paragraph (5) below.

(4) Automatic Conversion: The Preferred shall be automatically converted into Common, at the conversion rate, at the earlier of (i) the closing of a firmly underwritten public offering of shares of the Company at a public offering price of at least $1.50 per share (as adjusted for stock splits, etc.) and for a total offering of more than $5,000,000 or
         (ii) the filing of a registration statement with the Securities and Exchange Commission registering the Conversion Shares; or (iii) November 15, 2000.

(5) Voting Rights: The holder of each share of Preferred shall not have the right to vote until the Preferred is converted into Common.

(6) Protective Provisions: Consent of the holders of at least a majority of the Preferred Stock shall be required for any action which (i) alters or changes the rights, preferences or privileges of the Preferred materially and adversely, (ii) increases the authorized number of shares of Preferred, or (iii) authorizes or creates any security with any rights as to dividends or liquidation preference pari passu or senior to that of the Preferred.

Be it further RESOLVED by the directors of this corporation that the officers of this corporation are authorized and directed to carry out all necessary actions in the execution and implementation of the Series C Preferred Stock Purchase Agreement, including the filing of a registration statement with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this resolution by written consent is hereby agreed to and adopted by the board of directors of Revenge Marine, Inc.


                                             X     /s/ William C. Robinson
                                                   ----------------------------
                                                   William C. Robinson
                                                   Chairman


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



                            Appendix A: RISK FACTORS


                      THE FOLLOWING RISK FACTORS DO NOT NECESSARILY REPRESENT
              ALL RELEVANT RISKS CONCERNING AN INVESTMENT IN REVENGE AND ARE QUALIFIED IN THEIR ENTIRETY BY REVENGE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. PURCHASE OF THE SHARES INVOLVES AN EXTRAORDINARY DEGREE OF RISK. AN INVESTMENT SHOULD ONLY BE MADE BY PERSONS WHO CAN BEAR THE RISK OF A TOTAL ECONOMIC LOSS OF THEIR INVESTMENT.

1. SEVERE LIQUIDITY PROBLEMS. REVENGE IS PRESENTLY EXPERIENCING SEVERE LIQUIDITY PROBLEMS AND OPERATES WITH A MINIMAL AMOUNT OF WORKING CAPITAL. MANY OF REVENGE'S ACCOUNTS PAYABLE ARE MORE THAN SIXTY DAYS PAST-DUE. THERE IS NO ASSURANCE THAT THE SALE OF SERIES C PREFERRED STOCK WILL PROVIDE SUFFICIENT PROCEEDS TO ALLOW REVENGE TO OVERCOME ITS LIQUIDITY PROBLEMS.

2. AN IMMEDIATE INFUSION OF WORKING CAPITAL OF AT LEAST $250,000 IS REQUIRED FOR REVENGE TO MEET ITS SHORT TERM CAPITAL NEEDS. THERE CAN BE NO ASSURANCE THAT REVENGE WILL FIND ADEQUATE SOURCES FOR THIS CAPITAL UNDER ACCEPTABLE TERMS OR THAT SUCH CAPITAL, IF AVAILABLE, WILL BE SUFFICIENT TO FUND REVENGE'S OPERATIONS.

3. EVENGE OPERATES AT A LOSS AND MAY CONTINUE TO DO SO FOR THE FORESEEABLE FUTURE. REVENGE DOES NOT PRESENTLY HAVE THE CAPITAL TO SUSTAIN ITS OPERATING LOSSES FOR ANY SIGNIFICANT PERIOD OF TIME.

4. REVENGE HAS HAD A LIMITED OPERATING HISTORY AND HAVE SUSTAINED SIGNIFICANT LOSSES. THERE CAN BE NO ASSURANCE THAT REVENGE OR REEL FISHING WILL BECOME PROFITABLE IN THE FUTURE.

5. THERE IS NO ASSURANCE THAT THE CONTEMPLATED SECONDARY OFFERING WILL TAKE PLACE IN A TIMELY FASHION, IF AT ALL.

6. ARBITRARY OFFERING PRICE. THE OFFERING PRICE OF THE SHARES HAS BEEN ARBITRARILY DETERMINED BY REVENGE. THERE IS NO RELATIONSHIP BETWEEN THE OFFERING PRICE AND REVENGE'S ASSETS, BOOK VALUE, NET WORTH OR ANY OTHER ECONOMIC OR RECOGNIZED CRITERION OF VALUE.

7. INTELLECTUAL PROPERTY. REVENGE HAS NOT YET SECURED TRADEMARK RIGHTS TO THE NAME REVENGE, NOR IS THERE ANY ASSURANCE THAT REVENGE CAN SECURE THOSE RIGHTS. IT IS POSSIBLE THAT REVENGE MAY BE PROHIBITED FROM USING THE REVENGE NAME IN THE FUTURE.



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